UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017 (February 21, 2017)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4131 ParkLake Ave., Suite #225 Raleigh, NC		27612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 21, 2017 (the “Closing Date”), BioDelivery Sciences International, Inc. (the “Company”) and its wholly-owned subsidiaries, Arius Pharmaceuticals, Inc. (“Arius”) and Arius Two, Inc. (“Arius Two” and collectively with Arius, the “Subsidiary Guarantors”) entered into a Term Loan Agreement (the “Loan Agreement”) with CRG Servicing LLC (“CRG”), as administrative agent and collateral agent, and the lenders named in the Loan Agreement (the “Lenders”).

Pursuant to the Loan Agreement, the Company borrowed $45.0 million from the Lenders as of the Closing Date, and may be eligible to borrow up to an additional $30.0 million in two tranches of $15.0 million each contingent upon achievement of certain conditions, including: (i) in the case of the first tranche, representing the second potential draw under the Loan Agreement (the “Second Draw”), satisfying both (a) certain minimum net revenue thresholds on or before September 30, 2017 or December 31, 2017 and (b) a certain minimum market capitalization threshold for a period of time prior to the funding of the Second Draw (provided, that if the Company does not achieve the minimum net revenue thresholds necessary for the Second Draw but does achieve a certain minimum market capitalization threshold for a period of time prior to December 31, 2017, the Company would be eligible for a Second Draw funding in the amount of $5.0 million); and (ii) in the case of the second tranche, representing the third potential draw under the Loan Agreement (the “Third Draw”), satisfying both (a) certain minimum net revenue thresholds on or before June 30, 2018 or September 30, 2018 and (b) a certain minimum market capitalization threshold for a period of time prior to the funding of the Third Draw.

The Company utilized approximately $29.5 million of the initial loan proceeds to repay all of the amounts owed by the Company under its existing Amended and Restated Loan and Security Agreement, dated May 29, 2015, with MidCap Financial Trust (the “Prior Agreement”). Upon the repayment of all amounts owed by the Company under the Prior Agreement, all commitments under the Prior Agreement have been terminated and all security interests granted by the Company and the Subsidiary Guarantors to the lenders under the Prior Agreement have been released. The Company intends to use the remainder of the initial loan proceeds (after deducting loan origination costs and broker and other fees) of approximately $14.0 million, plus any additional amounts that may be borrowed in the future, for general corporate purposes and working capital.

The Loan Agreement has a six-year term with three years of interest-only payments (which can be extended to four years if the Company achieves certain net revenue and market capitalization thresholds prior to December 31, 2019), after which quarterly principal and interest payments will be due through the December 31, 2022 maturity date. Interest on the amounts borrowed under the Loan Agreement accrues at an annual fixed rate of 12.50%, 3.5% of which (i.e., a resultant 9.0% rate) may be deferred during the interest-only period by adding such amount to the aggregate principal loan amount. On each borrowing date (including the Closing Date), the Company is required to pay CRG a financing fee based on the loan drawn on that date. The Company is also required to pay the Lenders a final payment fee upon repayment of the Loans in full, in addition to prepayment amounts described below.

The Company may prepay all or a portion of the outstanding principal and accrued unpaid interest under the Loan Agreement at any time upon prior notice to the Lenders subject to a certain prepayment fees during the first five years of the term (which fees are lowered over time) and no prepayment fee thereafter. In certain circumstances, including a change of control and certain asset sales or licensing transactions, the Company is required to prepay all or a portion of the loan, including the applicable prepayment premium of on the amount of the outstanding principal to be prepaid.

As security for its obligations under the Loan Agreement, on the funding date of the initial borrowing, the Company and the Subsidiary Guarantors entered into a security agreement with CRG whereby the Company and the Subsidiary Guarantors granted to CRG, as collateral agent for the Lenders, a lien on substantially all of its assets including intellectual property (subject to certain exceptions). The Loan Agreement requires the Company to maintain an agreed to minimum cash and cash equivalents balance and, each year through the end of 2022, to meet a minimum net annual revenue threshold. In the event that the Company does not meet the minimum net annual revenue threshold, then the Company can satisfy the requirement for that year by raising two (2) times the shortfall by way of raising equity or subordinated debt.

The Loan Agreement also contains customary affirmative and negative covenants for a credit facility of this size and type, including covenants that limit or restrict the Company’s ability to, among other things (but subject in each case to negotiated exceptions), incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into transactions with affiliates, pay dividends or make distributions, license intellectual property rights on an exclusive basis or repurchase stock.

The Loan Agreement includes customary events of default that include, among other things, non-payment, inaccuracy of representations and warranties, covenant breaches, a material adverse change (as defined in the Loan Agreement), cross default to material indebtedness or material agreements, bankruptcy and insolvency, material judgments and a change of control. The occurrence and continuance of an event of default could result in the acceleration of the obligations under the Loan Agreement. Under certain circumstances, a default interest rate of an additional 4.00% per annum will apply on all outstanding obligations during the existence of an event of default under the Loan Agreement.

In connection with the initial borrowing made under the Loan Agreement on February 21, 2017, the Company issued to CRG and certain of its affiliates five separate warrants to purchase an aggregate of 1,701,582 shares of the Company’s common stock (the “CRG Warrants”). The CRG Warrants are exercisable any time prior to February 21, 2027 at a price of $2.38 per share, with typical provisions for cashless exercise and stock-based anti-dilution protection. The exercise of the CRG Warrants could have a dilutive effect to the Company’s common stock to the extent that the market price per share of the Company’s common stock, as measured under the terms of the CRG Warrants, exceeds the exercise price of the CRG Warrants. CRG is also entitled to receive a smaller amount of similar warrants concurrently with the funding, if applicable, of the Second Draw and the Third Draw.

The foregoing description of the Loan Agreement is only a summary of its material terms and does not purport to be complete. Copies of the Loan Agreement, the form of security agreement and the form of Warrant are attached as Exhibits 10.1, 10.2 and 10.3, respectively to this Current Report on Form 8-K and are incorporated herein by reference. The Loan Agreement is not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Loan Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 1.02.	Termination of a Material Agreement

The information set forth above in Item 1.01 relating to the Prior Agreement is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Loan Agreement is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

In connection with the Loan Agreement described in Item 1.01 of this Current Report, the Company issued a press release on February 23, 2017. This press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of Warrant issued to the several lenders pursuant to the Loan Agreement.

10.1	Term Loan Agreement, dated February 21, 2017, among the Company, Arius, Arius Two, CRG Servicing LLC, as administrative agent, and certain lenders named therein. (*)

10.2	Form of Security Agreement among the Company, Arius, Arius Two and CRG Servicing LLC.

99.1	Press release regarding Loan Agreement with CRG, dated February 23, 2017.

*	Confidential treatment is requested for certain portions of this exhibit pursuant to 17 C.F.R. Sections 200.8(b)(4) and 240.24b-2.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, the press release included herein, the upcoming presentation referenced in such press release, and any statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto, contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the impact of the Company’s new debt facility described herein) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 27, 2017	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Ernest R. De Paolantonio
	Name:	Ernest R. De Paolantonio
	Title:	Chief Financial Officer, Treasurer and Secretary